As Filed with the Securities and Exchange Commission on February 17, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

VARSITY GROUP INC.

(Exact name of Registrant as specified in its charter)

Delaware	54-1876848
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1850 M Street, Suite 1150

Washington, D.C. 20036

(Address of Principal Executive Offices including Zip Code)

VARSITY GROUP INC.

1998 STOCK OPTION PLAN

(Full title of the Plan)

Eric J. Kuhn Chief Executive Officer Varsity Group Inc. 1850 M Street, Suite 1150 Washington, D.C. 20036 (202) 667-3400	Copy to: Anthony J. Richmond, Esq. Latham & Watkins LLP 135 Commonwealth Drive Menlo Park, California 94025 (650) 328-4600

(Name and address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE(1)

Title of Securities to be Registered	Amount of Shares to be Registered (1)		Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $0.0001 par value per share	510,735	(2)	$3.67	$1,874,397	$200.56

(1)	This registration statement shall also cover any additional shares of common stock that become issuable under the Varsity Group Inc. 1998 Stock Option Plan, as amended (the “Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of the Company’s common stock.
(2)	Represents 510,735 shares of common stock reserved for future issuance upon the exercise of options that may be granted under the Plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1).

Proposed sales to take place as soon after the effective date of the Registration Statement as options or other rights granted under the Plan are exercised.

REGISTRATION OF ADDITIONAL SECURITIES

On April 14, 2000, Varsity Group Inc. (the “Registrant”) filed with the Commission a Registration Statement on Form S-8 relating to shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to be offered and sold under the Company’s 1998 Stock Option Plan (the “Plan”) (File No. 333-34876). On August 24, 2004, the Registrant filed with the Commission a Registration Statement on Form S-8 relating to the registration of an additional 3,502,764 shares of the Common Stock (File No. 333-118543). Pursuant to General Instruction E of Form S-8, the contents of such prior Registration Statements are incorporated by reference into this Registration Statement to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein. The Registrant is hereby registering an additional 510,735 shares of Common Stock issuable under the Plan.

Item 8. Exhibits.

See Index to Exhibits on Page 4.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 13th day of February 2006.

VARSITY GROUP INC., a Delaware corporation

By:	/s/ Eric J. Kuhn
Eric J. Kuhn
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Eric J. Kuhn and Jack M. Benson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric J. Kuhn Eric J. Kuhn	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	February 13, 2006

/s/ Jack M. Benson Jack M. Benson	Chief Financial Officer (Principal Financial and Accounting Officer)	February 13, 2006

/s/ John T. Kernan John T. Kernan	Director	February 13, 2006

/s/ Allen L. Morgan Allen L. Morgan	Director	February 14, 2006

/s/ William J. Pade William J. Pade	Director	February 15, 2006

/s/ Robert Holster Robert Holster	Director	February 14, 2006

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Index to Exhibits

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (included on page 3 of this Registration Statement).

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